Filed Pursuant to Rule 424(b)(5)

Registration Statement File No. 333-264067

PROSPECTUS supplement
to the prospectus dated APRIL 15, 2022

GREENBROOK TMS INC.

2,828,249 Common Shares

This prospectus supplement relates to the offer and sale of 2,828,249 common shares (the “Offered Shares”), no par value per share, in the capital of Greenbrook TMS Inc. (“Greenbrook” or the “Company”) to certain institutional investors (the “Purchasers”). Each Offered Share will be sold at a negotiated price of $0.20 pursuant to this prospectus supplement, the accompanying base prospectus and an amended and restated securities purchase agreement, dated as of February 23, 2024, among the Company and each of the Purchasers (the “Purchase Agreement”).

As of the date of this prospectus supplement, the common shares, no par value, in the capital of the Company (the “Common Shares”) are listed for trading on the Nasdaq Capital Market of The NASDAQ Stock Market LLC (“Nasdaq”) under the symbol “GBNH” but will be suspended from trading as of the open of business on February 26, 2024, pursuant to the Nasdaq Delisting Notice (as defined herein). See “Summary—Recent Developments—Nasdaq Delisting”. On February 23, 2024, the closing price of the Common Shares on Nasdaq was $0.12 per Common Share.

As of February 23, 2024, the aggregate market value of our Common Shares held by our non-affiliates was approximately $8,615,808, based upon 19,806,456 outstanding Common Shares held by non-affiliates at a per share price of $0.435, the closing sale price of the Common Shares on Nasdaq on January 10, 2024. Pursuant to General Instruction I.B.5 of Form F-3, in no event will the Company sell securities in a public offering with a value exceeding more than one-third of the Company’s “public float” (i.e., the aggregate market value of the Common Shares held by non-affiliates) in any 12-month period so long as the public float remains below $75.0 million. Accordingly, the Company may sell up to $2,256,754 of securities, after deducting securities previously sold, in reliance on General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, beginning on page 2 of the accompanying base prospectus and the risk factors included in our Annual Report and Q3 2023 Interim Report (each as defined herein), and in other documents incorporated in this prospectus supplement by reference.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 23, 2024.

Table of Contents

Page

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and supplements information contained in the accompanying base prospectus and the documents incorporated by reference therein. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement forms a part of the accompanying base prospectus solely for the purpose of this offering. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the Registration Statement (as defined below), certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this prospectus supplement and the accompanying base prospectus, but are contained in the Registration Statement, are available on EDGAR at www.sec.gov.

On April 12, 2022, the Company filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”) a registration statement on Form F-3 (File No. 333-264067) (as amended, the “Registration Statement”) utilizing a shelf registration process relating to certain securities, including offerings from time to time of Common Shares, which Registration Statement, which included the accompanying base prospectus, became effective on April 15, 2022. Under the Registration Statement, we are subject to the provisions of General Instruction I.B.5 of Form F-3, as described on the cover page of this prospectus supplement.

A prospective purchaser of the Offered Shares should read this entire prospectus supplement and the accompanying base prospectus, including the documents incorporated herein and therein by reference, and consult its own professional advisors to assess the income tax, legal, risks and other aspects of its investment in the Offered Shares. A prospective purchaser of the Offered Shares should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus. The Company has authorized anyone to provide the Purchasers of the Offered Shares with additional or different information. The information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any offer or sale of the Offered Shares. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

The Offered Shares may be sold only in those jurisdictions where offers and sales are permitted. This prospectus supplement and the accompanying base prospectus is not an offer to sell or a solicitation of an offer to buy the Offered Shares in any jurisdiction where it is unlawful.

If the information varies between this prospectus supplement and the accompanying base prospectus, the information in this prospectus supplement supersedes the information in the accompanying base prospectus.

Interpretation

Unless otherwise noted or the context otherwise requires, the “Company”, “Greenbrook”, “we”, “us” or “our” refer to Greenbrook TMS Inc. together with its subsidiaries.

All references in this prospectus supplement to “US$”, “$” or “dollars” are to United States dollars.

Presentation of Financial Information

The financial statements of the Company incorporated by reference in this prospectus supplement and the accompanying base prospectus are presented in United States dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). IFRS differs in certain respects from U.S. generally accepted accounting principles (“U.S. GAAP”) and thus the consolidated financial statements and other financial data relating to the Company may not be comparable to financial statements of U.S. companies. Prospective purchasers should consult with their own professional advisors for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information included herein.

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Certain calculations included in tables and other figures in this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein, have been rounded for clarity of presentation.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein constitute “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”). Forward-looking information may relate to the Company’s future financial and liquidity outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding the Company’s ongoing comprehensive restructuring plan announced on March 6, 2023 (the “Restructuring Plan”), the Company’s expectations regarding its liquidity and available financing, and the Company’s expectations of future results, performance, achievements, prospects or opportunities or the markets in which it operates, is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “should”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Forward-looking information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein includes, among other things, statements relating to: the intended use by the Company of the net proceeds from the Offered Shares pursuant to this offering as described under “Use of Proceeds”; the Company’s expectations regarding its revenue, expenses, cash flow, operations and financial position, including its ability to meet its operating cash requirements and satisfy its debt obligations; the Company’s ability to access capital and third-party financing, and the terms relating thereto, to satisfy its future cash requirements; the Company’s forthcoming delisting from Nasdaq and its intention to quote the Common Shares on OTC Markets Groups, Inc. (“OTC Markets”); information relating to the Restructuring Plan, including the anticipated timing of completion of the Restructuring Plan and the potential benefits and cost-savings expected to be derived therefrom; changes in laws and regulations affecting the Company and the regulatory environment in which it operates; the Company’s expectations regarding the potential market opportunity for the delivery of Transcranial Magnetic Stimulation (“TMS”) and Spravato® (esketamine nasal spray) therapy; the Company’s expectations regarding its growth rates and growth plans and strategies, including expectations regarding future growth of the TMS market; potential expansion of additional therapeutic indications approved for TMS therapy by the United States Food and Drug Administration (“FDA”); the Company’s business plans and strategies; the Company’s expectations regarding the expansion of Spravato® therapy (the “Spravato® Program”) and the Company’s medication management program; changes in reimbursement rates by insurance payors, including Medicare; the Company’s expectations regarding the outcome of litigation, which includes ongoing litigation with Benjamin Klein and compliance with the terms of our settlement agreement with Mr. Klein; the Company’s ability to attract and retain medical practitioners and qualified technicians at the Company’s network of outpatient mental health service centers that specialize in TMS and Spravato® treatment (each, a “Treatment Center”); the Company’s competitive position in its industry and its expectations regarding competition; and anticipated trends and challenges in the Company’s business and the markets in which it operates.

This forward-looking information and other forward-looking information are based on the Company’s opinions, estimates and assumptions in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that the Company currently believes are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

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The forward-looking information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein is necessarily based on a number of opinions, estimates and assumptions that the Company considered appropriate and reasonable as of the date such statements were made. It is also subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including the following risk factors: substantial doubt regarding the Company’s ability to continue as a going concern due to recurring losses from operations; inability to increase cash flow and/or raise sufficient capital to support our operating activities and fund our cash obligations, working capital needs and debt obligations; inability to satisfy debt covenants and/or payment obligations under our credit facility with Madryn Fund Administration, LLC (the “Credit Facility”) and our other outstanding indebtedness, and the potential acceleration of indebtedness, including as a result of ongoing litigation with Benjamin Klein; risks related to our ability to continue to negotiate amendments to the Credit Facility to prevent a default; risks relating to our ability to deliver and execute on our Restructuring Plan and the possible failure to realize expected cost-savings therefrom; failure to reduce operating expenses and labor costs (from the Restructuring Plan or otherwise) in a timely manner; inability to achieve or sustain profitability in the future; inability to secure additional financing to fund losses from operations and satisfy our debt obligations; risks relating to strategic alternatives, including restructuring or refinancing of our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining bankruptcy protection, and the terms, value and timing of any transaction resulting from that process; risks related to the Company’s negative cash flows, liquidity and its ability to secure additional financing; increases in indebtedness levels and the terms of the agreements related thereto, causing a reduction in financial and operating flexibility; inability to successfully execute the Company’s growth strategy, including the expansion of the Spravato® Program and the implementation of our medication management program; inability to successfully integrate and realize the anticipated benefits of recent acquisitions into our business (including, but not limited to, our July 2022 acquisition of Check Five LLC, a Delaware limited liability company (doing business as “Success TMS”) (“Success TMS”); inability to attract and retain key managerial and other non-medical personnel; imposition of additional requirements related to the provision of services at our Treatment Centers by commercial insurance plans, Medicare and other non-Medicare government insurance plans that increase the cost or complexity of furnishing TMS therapy; reduction in reimbursement rates by higher-paying commercial insurance providers; dependency on referrals from clinicians and failure to attract new patients; failure to recruit and retain sufficient qualified clinicians; ability to obtain TMS devices (“TMS Devices”) from the Company’s suppliers on a timely basis at competitive costs could suffer as a result of deterioration or changes in supplier relationships or events that adversely affect the Company’s suppliers or cause disruption to their businesses; inability to manage operations given the Company’s current size; risks related to the use of partnerships and other management services frameworks; risks associated with leasing space and equipment for the Company’s Treatment Centers; inability to successfully operate newly-opened or newly-acquired Treatment Centers profitably, or at all; risks related to the Company’s dependence on Neuronetics, Inc. (“Neuronetics”) as its exclusive supplier of TMS Devices; risks associated with geographic expansion in regions which may have lower awareness of the Company’s brand or TMS therapy in general; delays in credentialing our clinicians; claims made by or against the Company; risks associated with professional malpractice liability claims; reduction in demand for the Company’s services as a result of new drug development and/or technological changes within the Company’s industry; impact of uncertainty related to potential changes to U.S. healthcare laws and regulations; risks associated with anti-kickback, fraud and abuse laws; risks associated with compliance with laws relating to the practice of medicine; the constantly evolving nature of the regulatory framework in which the Company operates; costs associated with compliance with U.S. federal and state laws and regulations and risks associated with failure to comply; assessments for additional taxes, which could affect the Company’s operating results; the Company’s competitive industry and the size and resources of some of its competitors; the labor-intensive nature of the Company’s business being adversely affected if it is unable to maintain satisfactory relations with its employees or the occurrence of union attempts to organize its employees; insurance-related risks; complications associated with the Company’s billing and collections systems; material disruptions in or security breaches affecting the Company’s information technology systems; disruptions to the operations at the Company’s head office locations; upgrade or replacement of core information technology systems; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; natural disasters and unusual weather; inability to maintain effective controls over financial reporting; risks associated with dilution of equity ownership, including as a result of this offering or upon exercise or conversion of outstanding options, warrants and conversion instruments; volatility in the market price for the Common Shares; prolonged decline in the price of the Common Shares reducing the Company’s ability to raise capital; significant influence of Benjamin Klein, who is currently one of our largest shareholder, and a principal litigant in ongoing litigation against the Company; lack of liquidity in the Company’s securities pursuant to the suspension of trading and imminent delisting of the Common Shares from Nasdaq, the Company’s principal trading market; no cash dividends for the foreseeable future; different shareholder protections in Canada as compared to the United States and elsewhere; treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes; increases to our costs as a result of operating as a U.S. public company, which will increase as a result of our loss of “foreign private issuer” status; and other risks described in this prospectus supplement, the accompanying base prospectus and/or the documents incorporated by reference herein and therein, including in the Annual Report, filed with the SEC on EDGAR (www.sec.gov) and with the Canadian securities regulators on SEDAR+ (www.sedarplus.ca).

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If any of these risks or uncertainties materialize, or if the opinions, estimates, or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above should be considered carefully by readers. Additional information about these assumptions, risks and uncertainties is contained in this prospectus supplement and the accompanying base prospectus under the heading “Risk Factors” and in the Company’s filings with securities regulators, including the Annual Report and the Q3 2023 Interim Report.

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information. Those assumptions and factors are based on information currently available to the Company, including information obtained from third party industry analysts and other third-party sources. In some instances, material assumptions and factors are presented or discussed elsewhere in this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein in connection with the statements or disclosure containing the forward-looking information. Readers are cautioned that the foregoing list of material risks is not exhaustive. In addition, in presenting forward-looking information, we have made certain assumptions, including, but not limited to: our ability to continue to operate as a “going concern” and satisfy our cash obligations; our ability to remain in compliance with the Credit Facility and satisfy our debt obligations as they become due; our ability to obtain future financing on terms acceptable to us; our ability to realize the anticipated cost savings and other anticipated benefits from the Restructuring Plan; no unforeseen changes in the legislative and operating framework for the Company’s business; no unforeseen changes in the prices for the Company’s services in markets where prices are regulated; no unforeseen changes in the requirements for reimbursement, and the reimbursement rates of commercial, Medicare and other non-Medicare government insurance plans; no unforeseen changes in the regulatory environment for the Company’s services; a stable competitive environment; and no significant adverse events occurring outside the ordinary course of business.

Although the Company has attempted to identify important risk factors that could cause actual results or future events to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to the Company or that the Company presently believes are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only to opinions, estimates and assumptions as of the date made. The forward-looking information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein represents the Company’s expectations as of the date of this prospectus supplement (or as of the date they are otherwise stated to be made) and are subject to change after such date. The Company disclaims any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

All of the forward-looking information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein is expressly qualified by the foregoing cautionary statements.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is incorporated by reference into the accompanying base prospectus solely for the purposes of this offering. Other documents are also incorporated, or deemed to be incorporated, by reference into the accompanying base prospectus and reference should be made to the accompanying base prospectus for full particulars thereof.

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Information has been incorporated by reference in this prospectus supplement from documents filed with the SEC in the United States as exhibits to the Registration Statement and which have been filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada. Copies of these documents may be obtained on request without charge from the Chief Financial Officer of the Company at 890 Yonge Street, 7th Floor, Toronto, Ontario, Canada M4W 3P4, by telephone at (416) 915-9100 or by accessing these documents through the Internet on the Company’s website at http://www.greenbrooktms.com, on EDGAR at www.sec.gov or on SEDAR+ at www.sedarplus.ca.

Except to the extent that their contents are modified or superseded by a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement, the following documents of the Company filed with the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus supplement:

(a)	the Company’s Annual Report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”), which report contains the audited consolidated financial statements of the Company as at and for the years ended December 31, 2022 and 2021, together with the notes thereto and the report of the independent auditors thereon (the “Annual Financial Statements”) and the related management’s discussion and analysis of financial condition and results of operations as at and for the year ended December 31, 2022;

(b)	the unaudited condensed interim consolidated financial statements of the Company and the notes thereto for the three-month and nine month periods ended September 30, 2023 and 2022, and the related management’s discussion and analysis of financial condition and results of operations as at and for the three- and nine-month periods ended September 30, 2023 and 2022, filed with the SEC on Form 6-K on November 9, 2023 (Exhibits 99.2 and 99.3 only) (collectively, the “Q3 2023 Interim Report”);

(c)	the Company’s Current Reports on Form 8-K filed with the SEC on February 23, 2024 (Item 3.01 only), February 15, 2024 (Items 1.01 and 2.03 only), February 2, 2024 (Item 5.02(c) only), January 29, 2024 (Item 5.02(c) only) and January 5, 2024 (Item 1.01 only);

(d)	the Company’s Form 6-K filed with the SEC on November 21, 2023;

(e)	the management information circular of the Company dated May 11, 2023, in connection with its annual meeting of shareholders held on June 20, 2023, filed with the SEC on Form 6-K on May 23, 2023 (Exhibit 99.1); and

(f)	the business acquisition report of the Company dated November 23, 2022, in respect of the acquisition of Success TMS (the “Success TMS BAR”) and Urish Popeck & Co. LLC’s related consent, filed with the SEC on Form 6-K on November 23, 2022 (Exhibits 99.1 and 99.2).

Documents referenced in any of the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or in this prospectus supplement or the accompanying base prospectus are not incorporated by reference in this prospectus supplement. All documents on Form 8-K, 6-K filed by the Company with the SEC on or after the date of this prospectus supplement shall be deemed to be incorporated by reference into the Registration Statement if and to the extent, in the case of any Form 6-K, expressly provided in such document, and other than Items 7.01 or 2.02 of Form 8-K. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein.

Any statement contained in this prospectus supplement, the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document or statement that it modifies or supersedes. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

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ENFORCEABILITY OF CIVIL LIABILITIES IN THE UNITED STATES

The Company is a corporation incorporated under and governed by the Business Corporations Act (Ontario). Some of the Company’s directors and officers and some of the experts named in this prospectus supplement reside principally in Canada, and some of the Company’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

The Company has appointed TMS NeuroHealth Centers Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Company in a United States court arising out of or related to the Registration Statement, of which this prospectus supplement forms a part.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Registration Statement with the SEC with respect to the securities offered pursuant to this prospectus supplement. This prospectus supplement, which constitutes a part of the Registration Statement, does not contain all of the information required to be contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC.

The Company files certain reports with certain securities regulatory authorities of Canada and the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services, and on the Company’s website at www.greenbrooktms.com. The Company’s Canadian filings are available on SEDAR+ at www.sedarplus.ca and on the Company’s website at www.greenbrooktms.com. The information contained or referred to on the Company’s website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying base prospectus.

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SUMMARY

The Company

Currently operating through 130 Company-operated Treatment Centers, Greenbrook is a leading provider of TMS and Spravato® (esketamine nasal spray), FDA-cleared, non-invasive therapies for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Spravato® is offered to treat adults with treatment-resistant depression and depressive symptoms in adults with MDD with suicidal thoughts or actions. Greenbrook has provided more than 1.3 million treatments to over 40,000 patients struggling with depression.

The principal, head and registered office of the Company is located at 890 Yonge Street, 7th Floor, Toronto, Ontario, Canada M4W 3P4 (Tel. (416) 322-9700). The Company’s United States corporate headquarters is located at 8401 Greensboro Drive, Suite 425, Tysons Corner, Virginia, United States, 22102.

Further information regarding the Company and its business is set out in the Annual Report, the Q3 2023 Interim Report and the other documents incorporated herein by reference.

Recent Developments

Nasdaq Delisting

On February 22, 2024, the Company received the final delisting notice (the “Nasdaq Delisting Notice”) from the Listing Qualifications Department of the Nasdaq due to the continued failure to satisfy either the $1.00 minimum bid price listing requirement in Nasdaq Listing Rule 5550(a)(2) or the minimum stockholders’ equity requirements in Nasdaq Listing Rule 5550(b). Nasdaq has notified the Company that trading of its Common Shares will be suspended as of the open of business on February 26, 2024. After careful consideration, the Company determined that it was in the overall best interests of the Company not to appeal the decision.

The Company currently intends to quote the Common Shares on OTC Markets as soon as practicable following the suspension of its Common Shares on Nasdaq.

Nasdaq has informed the Company that it will file a Form 25-NSE with the SEC, which will remove the Company’s Common Shares from listing on Nasdaq and registration under Section 12(b) of the Exchange Act.

The Offering

Issuer	Greenbrook TMS Inc.

Offered Shares offered by us	2,828,249 Common Shares

Price per Offered Share	$0.20

Common Shares outstanding as of February 21, 2024	42,774,011 Common Shares
Common Shares to be outstanding after this offering	45,602,260 Common Shares
Use of Proceeds	We expect to receive $565,649.80 from this offering, without giving effect to estimated offering expenses. We intend to use the net proceeds from this offering for general corporate and working capital purposes. See “Use of Proceeds.”

Risk Factors	An investment in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page S-3 for a discussion of some of the factors you should carefully consider before deciding to invest in our Common Shares.

Nasdaq Capital Market symbol for the Common Shares

As of the date of this prospectus supplement, our Common Shares trade on Nasdaq under the symbol “GBNH.” We expect our Common Shares to be suspended from trading on Nasdaq as of the open of business on February 26, 2024, and delisted shortly thereafter in connection with the Nasdaq Delisting Notice. See “—Recent Developments—Nasdaq Delisting” above.

The number of Common Shares to be outstanding after this offering is based on 42,774,011 Common Shares outstanding as of February 21, 2024, and excludes the following:

•      1,704,500 Common Shares issuable upon exercise of outstanding options at a weighted-average exercise price of $3.08 per share;

•      2,569,901 Common Shares reserved and available for issuance upon exercise of additional options that may be granted in the future under our Amended and Restated Omnibus Equity Incentive Plan, dated May 6, 2021 (the “Equity Plan”);

•      437,177 Common Shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of $1.73 per share;

•      3,910,604 Common Shares issuable to affiliates of Madryn Asset Management, LP (“Madryn”) upon conversion of the Madryn conversion instruments (the “Madryn Conversion Instruments”) at a conversion price of $1.90 per Common Share (the “Madryn Conversion Price”);

•      47,256,694 Common Shares currently issuable upon full conversion of the subordinated convertible promissory notes (the “Subordinated Convertible Notes”) at their respective variable conversion price equal to the lesser of (a) 85% of the closing price per Common Share on Nasdaq or any other market as of the closing date for the Subordinated Convertible Notes (as adjusted from time to time, the “Reference Conversion Price”);and

•      Common Share purchase warrants (the “Neuronetics Warrants”) which may become issuable to Neuronetics upon a default of the Company’s $4.9 million secured promissory note payable to Neuronetics (the “Neuronetics Note”) equal to (i) 200% of the unpaid amount of any delinquent amount or payment due and payable under the Neuronetics Note, together with all outstanding and unpaid accrued interest, fees, charges and costs, divided by (ii) the exercise price of the Neuronetics Warrants, which will represent a 20% discount to the 30-day volume-weighted average closing price of the Common Shares traded on an inter-dealer quotation system or over-the-counter market prior to the date of issuance.

RISK FACTORS

An investment in the Offered Shares is subject to a number of risks, including those set forth herein and in the accompanying base prospectus, as well as in the Annual Report and the Q3 2023 Interim Report, each of which are incorporated by reference herein. Prospective investors should carefully consider these risks, in addition to information contained in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, before purchasing Offered Shares.

Risks Related to the Offering

Our Common Shares will be suspended from trading on the Nasdaq Capital Market as of the open of business on February 26, 2024, and will be permanently delisted soon thereafter pursuant to the Nasdaq Delisting Notice.

On February 22, 2024, the Company received the Nasdaq Delisting Notice from the Listing Qualifications Department of Nasdaq due to the continued failure by the Company to satisfy either the $1.00 minimum bid price listing requirement in Nasdaq Listing Rule 5550(a)(2) or the minimum stockholders’ equity requirements in Nasdaq Listing Rule 5550(b). Nasdaq has notified the Company that the Common Shares will be suspended from Nasdaq as of the open of business on February 26, 2024.

The delisting of our Common Shares from Nasdaq will result in decreased liquidity and increased volatility for our Common Shares and will adversely affect our ability to raise additional capital or to enter into strategic transactions. The delisting of our Common Shares also restricts the liquidity of our Common Shares and make it more difficult for our shareholders to sell our Common Shares in the public market. Accordingly, the Purchasers in this offering may be required to hold their Offered Shares for an indefinite period of time.

Upon delisting from Nasdaq, the Common Shares will not be traded on any securities exchange. Although we currently intend to apply for our Common Shares to be quoted on OTC Markets, we can provide no assurance that this will be completed in the near term, or at all.

Non-U.S. purchasers could be subject to materially adverse U.S. federal income tax consequences if the Company is classified as a United States real property holding corporation.

Generally, a corporation is a “United States real property holding corporation” for U.S. federal income tax purposes if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The determination of whether a corporation is a United States real property holding corporation is made from time to time and depends on the relative fair market values of its assets. The Company has made no determination as to whether it is currently treated as a United States real property holding corporation. If the Company is a United States real property holding corporation, then any gain realized by a “Non-U.S. Holder” (as defined herein) upon the sale or other disposition of the Common Shares (regardless of the percentage of Common Shares owned) generally would be taxed on a net income basis at the graduated rates applicable to U.S. persons, by reason of the treatment of such Common Shares as United States real property interests for U.S. federal income tax purposes. In addition, the Non-U.S. Holder generally would be required to file a U.S. federal income tax return for the taxable year in which such gain were recognized. Moreover, the purchaser of Common Shares from a Non-U.S. Holder generally would be required to withhold and remit to the Internal Revenue Service an amount equal to 15% of the amount realized (generally, the purchase price paid to the Non-U.S. Holder) upon the disposition.

Prior to our expected delisting from Nasdaq, Non-U.S. Holders may have qualified for an exception from the adverse U.S. federal income tax consequences described in the preceding paragraph, although no assurance can be provided in this regard. Under the exception, a United States real property interest does not include stock of a U.S. domestic corporation held by a non-U.S. person, provided that at any time during the shorter of the five-year period preceding the disposition or the non-U.S. person’s holding period for the stock (i) the non-U.S. person beneficially owns, directly, indirectly, and constructively, 5% or less of such stock, and (ii) such class of stock is treated as “regularly traded on an established securities market” (as provided in applicable Treasury Regulations). Based on our expected delisting from Nasdaq, our Common Shares may fail to qualify as regularly traded on an established securities market within the meaning of the foregoing exception, and therefore the exception may not be available to Non-U.S. Holders. Non-U.S. Holders are urged to consult their tax advisers regarding the possible adverse U.S. federal income tax consequences to them of the treatment of the Company as a United States real property holding corporation.

If you purchase the Offered Shares in this offering, you will experience substantial and immediate dilution and may experience further dilution in the future.

Investors who purchase our Common Shares in this offering will suffer immediate and substantial dilution of their investment. Based on an offering price of $0.20 per Common Share, and our net tangible book value as of September 30, 2023, if you purchase Common Shares in this offering, you will suffer immediate and substantial dilution of up to ($2.24) per share, with respect to the net tangible book value of the Common Shares. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution that investors will incur in this offering.

Moreover, the issuance of any additional Common Shares, including upon exercise of options, warrants or conversion instruments, may have a dilutive effect on the interests of holders of Offered Shares. If these are exercised or converted, an investor’s interest in Common Shares will be diluted. To the extent that any of the net proceeds of this offering remain uninvested pending their use, this offering may result in substantial dilution on a per share basis to the Company’s net income and certain other financial measures used by the Company. See “Dilution”.

Future sales of our securities by existing shareholders or by us could cause the market price for the Common Shares to decline.

Sales of a substantial number of the Common Shares in the public market could occur at any time, including by any of our major shareholders, directors, or officers. These sales, or the market perception that the holders of a large number of Common Shares intend to sell their Common Shares, could significantly reduce the market price of the Common Shares. We cannot predict the effect, if any, that future public sales of Common Shares or the availability of these securities for sale under this prospectus supplement will have on the market price of the Common Shares. If the market price of the Common Shares was to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.

The Common Shares issuable upon the exercise of outstanding options, warrants and conversion instruments will, to the extent permitted by any applicable vesting requirements, lock-up restrictions, and restrictions under applicable securities laws, also become eligible for sale in the public market. Further, we have previously filed a resale prospectus for resales of up to 2,353,347 Common Shares that were issued to investors in a private placement in June 2021. We are also obligated to register the resale of (1) up to 11,634,660 Common Shares that were issued to the Success TMS sellers (including Mr. Klein) in July 2022 , which includes 2,908,665 Common Shares that have been held back and deposited with an escrow agent, to be released to Mr. Klein or the Company, as applicable, upon satisfaction of customary working capital and certain other adjustments, including to satisfy any indemnity claims against the Success TMS sellers; (2) up to 3,910,604 Common Shares issuable upon conversion of the Madryn Conversion Instruments; (3) up to 11,363,635 Common Shares that were issued in connection with the non-brokered private placement completed in March 2023 and (4) up to 200,000,000 Common Shares which represent the maximum conversion amount available under the Subordinated Convertible Notes, in each case, once the conditions for satisfying such registration rights are satisfied. We cannot predict the size of future sales of any such Common Shares or the effect, if any, that future sales of any such Common Shares will have on the market price of the Common Shares.

We have flexibility in the use of proceeds of this offering.

The Company intends to use the net proceeds from this offering as described under “Use of Proceeds”. However, subject to our material cash requirements and subject to certain restrictions on the use of proceeds from this offering set forth in the Purchase Agreement, management will have discretion in the actual application of the proceeds and may elect to allocate proceeds differently from that described under “Use of Proceeds” if the Company believes that it would be in the best interests of the Company to allocate proceeds otherwise or if circumstances change. The failure by management to apply these funds effectively could have a material adverse effect on the business of the Company.

We do not expect to pay any cash dividends for the foreseeable future.

We currently expect to retain all available funds and future earnings, if any, for use in the operation and growth of our business and do not anticipate paying any cash dividends for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors (the “Board”), subject to compliance with applicable law and any contractual provisions, including under any existing or future agreements for indebtedness we may incur, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our Board deems relevant. Accordingly, realization of a gain on your investment will depend on the appreciation of the price of the Common Shares, which may never occur. Investors seeking cash dividends in the foreseeable future should not invest in Common Shares.

The forward-looking statements contained in this prospectus supplement may prove to be incorrect.

There can be no assurance that any estimates and assumptions contained in this prospectus supplement will prove to be correct (including, but not limited to, our expectations regarding the Restructuring Plan, our expectations regarding the outcome of our ongoing litigation with Benjamin Klein and our ability to satisfy our future cash requirements, satisfy debt obligations and continue as a going concern). Our actual results in the future may vary significantly from the historical and estimated results and those variations may be material. There is no representation by us that the actual results achieved by the Company in the future will be the same, in whole or in part, as those included in this prospectus supplement. See “Forward-Looking Statements” in the accompanying base prospectus and this prospectus supplement.

CONSOLIDATED CAPITALIZATION

The table below sets forth our capitalization as of September 30, 2023 (1) on an actual basis; (2) as adjusted to provide the Company’s cash balance as of February 21, 2024, debt issuances subsequent to September 30, 2023, and other adjustments as described in the footnotes below; and (3) as further adjusted to give effect to this offering assuming the expected use of proceeds from this offering as discussed under “Use of Proceeds”. You should read this table in conjunction with our Q3 2023 Interim Report which is incorporated by reference herein.

	As of September 30, 2023
	(Unaudited)
(US$) (in millions)	(Actual)	(As adjusted)	(As further adjusted)
Cash	$0.8	$0.4	$0.8 (1)

Long-term portion of:
Loans payable	$65.6	$90.2	$90.2
Shareholder loan	0.5	0.5	0.5
Lease liabilities(2)	26.9	26.9	26.9
Total long-term debt	$93.0	$117.6	$117.6

Equity
Shares	$120.7	$120.7	$121.3
Contributed surplus	5.1	5.1	5.1
Deficit	(181.4)	(181.4)	(181.4)
Non-controlling interest	(2.2)	(2.2)	(2.2)
Total equity	$(57.8)	$(57.8)	$(57.2)

Total capitalization (long-term debt and equity)	$35.2	$59.8	$60.4

Notes:

(1)	Net of estimated transaction related costs of approximately $225,000 incurred in connection with this offering.
(2)	Under IFRS 16 – Leases, a lessee is required to recognize a right-of-use asset, representing its right to use the underlying asset, and a lease liability, representing its obligation to make future lease payments for all leases with a term of more than 12 months.

DILUTION

If you invest in our Offered Shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the purchase price of the Offered Shares and the as adjusted net tangible book value per share of our Common Shares after this offering.

Our net tangible book value as of September 30, 2023 was approximately ($111.9 million), or ($2.62) per Common Share. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of Common Shares outstanding as of September 30, 2023.

Without taking into account any other changes in our net tangible book value after September 30, 2023, other than to give effect to the sale and issuance of an aggregate of 2,828,249 Offered Shares in this offering, our as adjusted net tangible book value as of September 30, 2023, would have been approximately ($111.4) million, or approximately ($2.44) per share. This amount represents an immediate increase in as adjusted net tangible book value of $0.20 per share to our existing shareholders and an immediate dilution in as adjusted net tangible book value of approximately ($2.24) per share to new investors purchasing Common Shares in this offering. We determine dilution per share to new investors by subtracting the as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a Common Share in this offering. The following table illustrates this dilution:

Price per share		$0.20
Net tangible book value per share as of September 30, 2023	$(2.62)
Increase per share attributable to new investors	$0.18
As adjusted net tangible book value per share after this offering		$(2.44)
Dilution per share to new investors		$(2.24)

The foregoing table and discussion is based on 42,744,011 Common Shares outstanding as of February 21, 2024, and excludes (as of February 21, 2024):

•	1,704,500 Common Shares issuable upon exercise of outstanding options at a weighted-average exercise price of $3.08 per share;

•	2,569,901 Common Shares reserved and available for issuance upon exercise of additional options that may be granted in the future under our Equity Plan;

•	437,177 Common Shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of $1.73 per share;

•	3,910,604 Common Shares issuable to affiliates of Madryn upon conversion of the Madryn Conversion Instruments at the Madryn Conversion Price;

•	47,256,694 Common Shares currently issuable upon full conversion of the Subordinated Convertible Notes at their respective Reference Conversion Price; and

•	the Neuronetics Warrants which may become issuable to Neuronetics upon a default of the Neuronetics Note equal to (i) 200% of the unpaid amount of any delinquent amount or payment due and payable under the Neuronetics Note, together with all outstanding and unpaid accrued interest, fees, charges and costs, divided by (ii) the exercise price of the Neuronetics Warrants, which will represent a 20% discount to the 30-day volume-weighted average closing price of the Common Shares traded on an inter-dealer quotation system or over-the-counter market prior to the date of issuance.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our Common Shares or outstanding warrants to purchase Common Shares (including the Neuronetics Warrants (to the extent that they become issuable)), and no conversion of either the Madryn Conversion Instruments or the Subordinated Convertible Notes. The exercise of outstanding options and warrants having an exercise price less than the offering price of the Offered Shares presented above, or conversion of either the Madryn Conversion Instruments or the Subordinated Convertible Notes at a conversion price that is less than the offering price of the Offered Shares, will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements, and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders. See “Risk Factors— Future sales of our securities by existing shareholders or by us could cause the market price for the Common Shares to decline” in this prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the rights, privileges, restrictions, and conditions of or attaching to the Common Shares. The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As at February 21, 2024, there were 42,744,011 Common Shares and no preferred shares issued and outstanding.

Further information relating to the Common Shares and our share capital is set out in the Annual Report in Item 10.B thereof and Exhibit 2.1 thereto, which is incorporated by reference herein.

Common Shares

Each Common Share entitles the holder thereof to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. The holders of Common Shares are entitled to receive if, as and when declared by the Board, dividends in such amounts as shall be determined by the Board in its discretion. The holders of Common Shares have the right to receive the Company’s remaining property and assets after payment of debts and other liabilities on a pro rata basis in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption, or conversion rights, nor do they contain any sinking or purchase fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal office in Toronto, Ontario. Computershare Trust Company, N.A. serves as the U.S. transfer agent for the Common Shares.

USE OF PROCEEDS

The estimated net proceeds to the Company from this offering, after deducting the expenses of this offering (estimated to be approximately $225,000), will be approximately $340,650. The Company intends to use the net proceeds of this offering for working capital and general corporate purposes. The Purchase Agreement restricts the Company from using such proceeds for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices).

To date, the Company has had negative cash flow from operating activities. Although the Company believes it will have positive cash flow from operating activities in the future, it will require additional financing in addition to this offering to fund operating and investing activities and to satisfy its debt obligations. See “Risk Factors” in this prospectus supplement.

The Company, as part of its annual budgeting process, evaluates its estimated annual cash requirements to fund planned expansion activities and working capital requirements of existing operations. Based on this cash budget and considering its anticipated cash flows from regional operations, its holdings of cash prior to this offering and, assuming issuance of all of the Offered Shares shortly following the date of this prospectus supplement, the Company believes that it will need another near-term cash infusion to have sufficient capital to meet its future operating expenses, capital expenditures and future debt service requirements. Prior to this offering, the Company’s cash balance as at February 21, 2024 was approximately $0.4 million. See also “Capitalization.”

The Company intends to use the net proceeds of this offering as stated above. However, there may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary, subject to the restrictions on the use of proceeds from this offering as set forth in the Purchase Agreement. Until applied, the net proceeds of this offering will be held as cash balances in the Company’s bank account or invested at the discretion of the Chief Financial Officer. See “Risk Factors—We have flexibility in the use of proceeds of this offering” in this prospectus supplement.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supersedes and replaces in its entirety the discussion under the heading “UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS—Taxation of Non-U.S. Holders—Sale or Other Taxable Disposition of Common Shares” in Item 10.E of the Annual Report, and it is provided on the same basis and subject to the same qualifications as are set forth under the heading “UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” in Item 10.E of the Annual Report:

A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon a sale, exchange, or other taxable disposition of Common Shares unless:

•	the gain is effectively connected with the holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the holder in the United States, in which case, the holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to U.S. persons (and a corporate holder may be subject to the additional branch profits tax described above);

•	the holder is an individual that is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case, the holder generally will be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S.-source capital losses, if any, realized during the same taxable year; or

•	the Company is or was a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for the Common Shares.

Generally, a corporation is a United States real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The determination of whether a corporation is a United States real property holding corporation is made from time to time and depends on the relative fair market values of its assets. The Company has made no determination as to whether it is currently treated as a United States real property holding corporation. If the Company is a United States real property holding corporation, then any gain realized by a Non-U.S. Holder upon the sale or other disposition of the Common Shares (regardless of the percentage of Common Shares owned) generally would be taxed on a net income basis at the graduated rates applicable to U.S. persons, by reason of the treatment of such Common Shares as United States real property interests for U.S. federal income tax purposes. In addition, the Non-U.S. Holder generally would be required to file a U.S. federal income tax return for the taxable year in which such gain were recognized. Moreover, the purchaser of Common Shares from a Non-U.S. Holder generally would be required to withhold and remit to the Internal Revenue Service an amount equal to 15% of the amount realized (generally, the purchase price paid to the Non-U.S. Holder) upon the disposition.

Prior to our expected delisting from Nasdaq, Non-U.S. Holders may have qualified for an exception from the adverse U.S. federal income tax consequences described in the preceding paragraph, although no assurance can be provided in this regard. Under the exception, a United States real property interest does not include stock of a U.S. domestic corporation held by a non-U.S. person, provided that at any time during the shorter of the five-year period preceding the disposition or the non-U.S. person’s holding period for the stock (i) the non-U.S. person beneficially owns, directly, indirectly, and constructively, 5% or less of such stock, and (ii) such class of stock is treated as “regularly traded on an established securities market” (as provided in applicable Treasury Regulations). Based on our expected delisting from Nasdaq, our Common Shares may fail to qualify as regularly traded on an established securities market within the meaning of the foregoing exception, and therefore the exception may not be available to Non-U.S. Holders. Non-U.S. Holders are urged to consult their tax advisers regarding the possible adverse U.S. federal income tax consequences to them of the treatment of the Company as a United States real property holding corporation.

PLAN OF DISTRIBUTION

The offering price of the Offered Shares offered by this prospectus supplement and the accompanying prospectus has been determined based upon arm’s length negotiations between the Purchasers and us. The Offered Shares sold pursuant to this prospectus supplement are being sold to accredited and institutional investors. Our obligation to issue and sell the Offered Shares offered hereby to the Purchasers is subject to the conditions set forth in the Purchase Agreement, which may be waived by us at our discretion. The Purchaser’s obligation to purchase such Offered Shares is subject to the conditions set forth the Purchase Agreement as well, which may also be waived by the Purchasers in their discretion.

We have agreed to pay A.G.P./Alliance Global Partners an advisory fee equal to $40,000 as well as reimbursement for legal expenses incurred by them in connection with the offering in an aggregate amount of up to $30,000.

We currently anticipate that the sale of the Offered Shares will be completed on or about February 26, 2024. We estimate the total offering expenses of this offering that will be payable by us will be approximately $225,000 which includes legal, accounting and printing costs and various other fees. See “Expenses”.

We have agreed to indemnify the financial advisor and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act. We have also agreed to contribute to payments the financial advisor may be required to make in respect of such liabilities.

Lock-Up Agreements

We have agreed with the Purchasers for a period of 30 days after the date of this prospectus supplement not to issue any Common Shares or any securities equivalent to the Common Shares, except that such restriction shall not apply with respect to the issuance of (a) Common Shares or options or other equity awards to employees, officers, directors or consultants of the Company pursuant to the Equity Plan; provided that any issuance to consultants shall be issued as “restricted securities” (as defined in Rule 144) and carry no registration rights, (b) securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this prospectus supplement, (c) securities exercisable or exchangeable for or convertible into Common Shares in connection with the incurrence of additional convertible indebtedness from the Company’s existing lenders, (d) the issuance of securities as “payment in kind” in full or partial satisfaction of the Company’s interest payment obligations under the Credit Facility, and (e) securities issued (i) to consultants or vendors or (ii) pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the lock-up period, and provided that any such issuance shall only be to an entity which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

In addition, our directors and executive officers have entered into lock-up agreements in connection with this offering. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any Common Shares or securities convertible into, or exchangeable or exercisable for, our Common Shares during a period ending 90 days after the date of this prospectus supplement, without first obtaining the written consent of the Purchasers. Specifically, these individuals have agreed, in part, not to:

•	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, as amended;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our Common Shares, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any of our securities;

•	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of our securities.

Notwithstanding these limitations, these securities may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession or pursuant to sales under existing “10b5-1” trading plans.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon on behalf of the Company by Torys LLP, Toronto, Ontario.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus supplement by reference to the Annual Report have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

Urish Popek & Co., LLC, Independent Registered Public Accounting Firm, are the auditors of Success TMS who have issued an independent auditor’s report dated November 23, 2022 in respect of Success TMS’s audited financial statements as at and for the year ended December 31, 2021, which is included in the Success TMS BAR that is incorporated by reference herein, upon the authority of said firm as experts in auditing and accounting.

EXPENSES

The table below sets forth the expenses to be incurred by us in connection with this offering. All of the amounts below are estimated, other than SEC registration filings fees, which have been prorated for this offering.

SEC registration fee	US$	52.44
Transfer agent fees		1,500
Printing costs		5,000
Legal fees and expenses		140,000
Advisory fees		40,000
Miscellaneous		38,447.56
Total	US$	225,000

GREENBROOK TMS INC.

Common Shares
Preferred Shares
Warrants
Subscription Receipts
Units

Greenbrook TMS Inc. (“Greenbrook” or the “Company”) and the selling shareholders may offer from time to time up to a total amount of US$150,000,000, consisting of: in the case of the Company, (i) common shares of the Company (the “Common Shares”), (ii) preferred shares of the Company (the “Preferred Shares”), (iii) warrants to purchase Common Shares, Preferred Shares or other securities of the Company (“Warrants”), (iv) subscription receipts, each of which, once purchased, will entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Company (“Subscription Receipts”), and (v) units (“Units” and, collectively with the Common Shares, Preferred Shares, Warrants, and Subscription Receipts, the “Securities”), or any combination thereof, in one or more offerings under this prospectus; and in the case of the selling shareholders, resales of up to 2,353,347 Common Shares as described in “Selling Shareholders”. Accordingly, the aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the selling shareholders. The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

As of March 4, 2022, the aggregate market value of our outstanding Common Shares held by non-affiliates was US$29,762,768.56, which was calculated based on 7,592,543 outstanding Common Shares as of March 4, 2022 held by non-affiliates and on a closing price per share of US$3.92 on such date. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the Securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding Common Shares held by non-affiliates is less than US$75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

This prospectus provides you with a general description of the Securities that we or the selling shareholders may offer. Each time we or the selling shareholders offer Securities, we will provide you with a prospectus supplement that describes specific information about the Securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.

Our common shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “GTMS” and on the Nasdaq Capital Market of The NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “GBNH”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this prospectus beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2022.

(i)

ABOUT THIS PROSPECTUS

This prospectus is a part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we and the selling shareholders may offer and sell any combination of the Securities described in this prospectus in one or more offerings.

The aggregate amount of Securities that we and the selling shareholders may offer under the registration statement of which this prospectus is a part (the “Registration Statement”) is US$150,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. The aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the selling shareholders. In addition, we are subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of our outstanding Common Shares held by non-affiliates of the Company is less than US$75,000,000, then the aggregate market value of the Securities sold by us or on our behalf pursuant to this Registration Statement, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of our Common Shares held by non-affiliates of the Company as of a date within 60 days of such sale(s). This limitation does not apply to offerings of Common Shares on a secondary basis that may be sold by selling shareholders pursuant to this prospectus (as described in “Selling Shareholders”) in accordance with General Instruction I.B.3 of Form F-3.

This prospectus provides you with a general description of the Securities that we may sell under this prospectus. Each time we or the selling shareholders sell Securities, we will also provide a prospectus supplement that may include, where applicable, specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to those Securities will be included in the prospectus supplement describing those Securities.

We may also prepare free writing prospectuses to describe the terms of particular sales of Securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus available in connection with your review of this prospectus and any applicable prospectus supplement.

Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information”. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of certain documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus. We and the selling shareholders have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus or in any prospectus supplement or free writing prospectus. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any Securities and is not soliciting an offer to buy Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date referred to in the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

(ii)

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Greenbrook”, the “Company”, “we”, “us”, and “our” refer to Greenbrook TMS Inc., and, unless the context requires otherwise, the subsidiaries through which it conducts business.

The complete mailing address and telephone number of our principal executive office is:

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor

Toronto, Ontario, Canada M4W 3P4
(416) 915-9100

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated by reference herein constitute forward-looking statements within the meaning of applicable securities laws in Canada and the United States, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking information may relate to the Company’s future financial outlook and anticipated events or results and may include information regarding the impact of the COVID-19 (coronavirus) pandemic (“COVID-19”) and our response thereto, our expectations regarding the continued expansion of the Spravato® (esketamine nasal spray) offering (the “Spravato® Program”) and our potential to enhance profit margins and diversify total revenue, the impact of the acquisition of Achieve TMS East, LLC and Achieve TMS Central, LLC on our business and the earn-out consideration payable in respect thereof, our anticipated expansion opportunities, our expectations regarding our liquidity and available financing, and our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate, is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

This forward-looking information and other forward-looking information are based on the Company’s opinions, estimates and assumptions in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that the Company currently believes are appropriate and reasonable in the circumstances. Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

(iii)

The forward-looking information in this prospectus and the documents incorporated by reference herein is necessarily based on a number of opinions, estimates and assumptions that the Company considered appropriate and reasonable as of the date such statements were made. It is also subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including the following risk factors: challenges to the Company’s business resulting from the COVID-19 pandemic; risks relating to the Company’s negative cash flows, liquidity and our ability to achieve additional financing; increases to indebtedness levels causing a reduction in financial flexibility; inability to successfully execute the Company’s growth strategies, including the expansion of the Spravato® Program; inability to successfully integrate recent acquisitions into the Company’s business; inability to attract key managerial and other non-medical personnel; imposition of additional requirements related to the provision of TMS (as defined below) services at the Company’s outpatient mental health service centers that specialize in TMS treatment (each, a “TMS Center”) by commercial insurance plans, Medicare and other non-Medicare government insurance plans that increase the cost or complexity of furnishing TMS therapy; reduction in reimbursement rates by higher-paying commercial insurance providers; dependency on referrals from clinicians and failure to attract new patients; failure to recruit and retain sufficient qualified clinicians; ability to obtain TMS devices from the Company’s suppliers on a timely basis at competitive costs could suffer as a result of deterioration or changes in supplier relationships or events that adversely affect the Company’s suppliers or cause disruption to their businesses; inability to manage the Company’s operations at its current size; failure to reduce operating expenses and labor costs in a timely manner; inability to achieve or sustain profitability in the future or an inability to secure additional financing to fund losses; risks related to the use of partnerships and other management services frameworks; risks associated with leasing space and equipment for the Company’s TMS Centers; inability to successfully open and operate new TMS Centers profitably or at all; risks associated with geographic expansion in regions which may have lower awareness of the Company’s brand or TMS therapy in general; delays in credentialing of the Company’s clinicians; claims made by or against the Company, which may result in litigation; risks associated with professional malpractice liability claims; reduction in demand for the Company’s services as a result of new drug development and/or technological changes within the Company’s industry; impact of uncertainty related to potential changes to U.S. healthcare laws and regulations; risks associated with compliance with laws relating to the practice of medicine; the constantly evolving nature of the regulatory framework in which the Company operates; costs associated with compliance with U.S. federal and state laws and regulations and risks associated with failure to comply; assessments for additional taxes which could affect the Company’s operating results; the Company’s competitive industry and the size and resources of some of its competitors; the labor-intensive nature of the Company’s business being adversely affected if it is unable to maintain satisfactory relations with its employees or the occurrence of union attempts to organize its employees; insurance-related risks; complications associated with the Company’s billing and collections systems; material disruptions in or security breaches affecting the Company’s information technology systems; disruptions to the operations at the Company’s head office locations; upgrade or replacement of core information technology systems; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; natural disasters and unusual weather; inability to maintain effective controls over financial reporting; prolonged decline in the price of the Common Shares reducing the Company’s ability to raise capital; future sales of the Company’s securities by existing shareholders causing the market price for the Common Shares to decline; treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes; the Company’s potential to incur significant additional costs if it were to lose its “foreign private issuer” status in the future; and risks related to forward-looking information contained in this prospectus and the documents incorporated by reference herein.

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above should be considered carefully by readers. Additional information about these assumptions, risks and uncertainties is contained in this prospectus under the heading “Risk Factors” and in the Company’s filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2021 (our “Annual Report”).

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information. Those assumptions and factors are based on information currently available to the Company, including information obtained from third party industry analysts and other third-party sources. In some instances, material assumptions and factors are presented or discussed elsewhere in this prospectus or the documents incorporated by reference herein in connection with the statements or disclosure containing the forward-looking information. Readers are cautioned that the following list of material factors and assumptions is not exhaustive. The factors and assumptions include, but are not limited to: no unforeseen changes in the legislative and operating framework for the Company’s business; no unforeseen changes in the prices for the Company’s services in markets where prices are regulated; no unforeseen changes in the reimbursement rates of commercial, Medicare and other non-Medicare government insurance plans; no unforeseen changes in the regulatory environment for the Company’s services; a stable competitive environment; and no significant event occurring outside the ordinary course of business.

Although the Company has attempted to identify important risk factors that could cause actual results or future events to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to the Company or that the Company presently believes are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only to opinions, estimates and assumptions as of the date made. The forward-looking information contained in this prospectus and the documents incorporated by reference herein represents the Company’s expectations as of the date of this prospectus (or as of the date they are otherwise stated to be made) and are subject to change after such date. The Company disclaims any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

All of the forward-looking information contained in this prospectus or the documents incorporated by reference herein is expressly qualified by the foregoing cautionary statements.

(iv)

SUMMARY

This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.

The Company

Operating through 149 Company-operated treatment centers (as of December 31, 2021), Greenbrook is a leading provider of Transcranial Magnetic Stimulation (“TMS”) therapy, an FDA-cleared, non-invasive therapy for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Greenbrook has provided more than 790,000 TMS treatments to over 22,000 patients since our inception.

The principal, head and registered office of the Company is located at 890 Yonge Street, 7th Floor, Toronto, Ontario, Canada M4W 3P4. The Company’s United States corporate headquarters is located at 8401 Greensboro Drive, Suite 425, Tysons Corner, Virginia, United States, 22102.

Further information regarding the Company and its business is set out in the Annual Report, which is incorporated herein by reference. See “Incorporation of Certain Information by Reference”.

The Offering

The Securities described herein may be offered from time to time in one or more offerings utilizing a “shelf” process under U.S. securities laws. Under this shelf process, this prospectus provides you with a general description of the Securities that we and the selling shareholders may offer. Each time we or a selling shareholder sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

RISK FACTORS

An investment in our Securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement, the documents we have incorporated by reference into this prospectus and any prospectus supplement, and in any related free writing prospectus, including those under the section entitled “Risk Factors” in our Annual Report, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our Securities. If any of these risks were to materialize, our business, financial condition or results of operations could be materially adversely affected. When we or the selling shareholders offer and sell any Securities pursuant to a prospectus supplement, additional risk factors may be included.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation incorporated under and governed by the Business Corporations Act (Ontario). Some of the Company’s directors and officers and some of the experts named in this prospectus reside principally in Canada, and some of the Company’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

USE OF PROCEEDS

The use of the net proceeds from the sale of Securities will be described in a prospectus supplement relating to the specific issuance of such Securities. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds of the offering or from the Company’s general funds, unless otherwise stated in the applicable prospectus supplement.

The Company will not receive any proceeds from any sale of Securities by the selling shareholders.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the rights, privileges, restrictions and conditions of or attaching to the Common Shares. The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As at March 31, 2022, there were 17,801,885 Common Shares and no Preferred Shares issued and outstanding.

Common Shares

Each Common Share entitles the holder thereof to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote at all such meetings. All of our Common Shares are voting common equity securities. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. The holders of Common Shares are entitled to receive if, as and when declared by the board of directors of the Company (the “Board”), dividends in such amounts as shall be determined by the Board in its discretion. The holders of Common Shares have the right to receive the Company’s remaining property and assets after payment of debts and other liabilities on a pro rata basis in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

Further information relating to the Common Shares is set out in the Annual Report, which is incorporated by reference herein.

Preferred Shares

The Preferred Shares may be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by resolution of the Board. The directors shall determine before the issue thereof the designations, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series including the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, any voting rights, any conversion rights and any sinking fund or other provisions.

The Preferred Shares of each series will, with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences over the Common Shares and over any other shares ranking junior to the Preferred Shares as may be fixed by the directors.

DESCRIPTION OF WARRANTS

The Company may issue Warrants to purchase Common Shares or Preferred Shares. This section describes the general terms that will apply to any Warrants issued pursuant to this prospectus. Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.

Unless the applicable prospectus supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Company and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of each warrant indenture relating to any offering of Warrants will be filed by the Company with the SEC after it has been entered into by the Company, and will be incorporated by reference as an exhibit to the Registration Statement.

The applicable prospectus supplement will include details of the warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable prospectus supplement. The prospectus supplement relating to any Warrants the Company offers will describe the Warrants and the specific terms relating to the offering. The description will include, where applicable:

•	the designation and aggregate number of Warrants;
•	the price at which the Warrants will be offered;
•	the currency or currencies in which the Warrants will be offered;
•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•	the designation, number and terms of the Common Shares or Preferred Shares, as applicable, that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;
•	the exercise price of the Warrants;
•	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;
•	if the Warrants are issued as a unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;
•	any minimum or maximum amount of Warrants that may be exercised at any one time;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;
•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•	material U.S. and Canadian federal income tax consequences of owning the Warrants; and
•	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Company may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts separately or together with Common Shares, Preferred Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that may be offered by the Company pursuant to this Prospectus.

The applicable prospectus supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. A copy of each subscription receipt agreement relating to any offering of Subscription Receipts will be filed by the Company with the SEC after it has been entered into by the Company, and will be incorporated by reference as an exhibit to the Registration Statement. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable prospectus supplement. This description will include, where applicable:

•	the number of Subscription Receipts;
•	the price at which the Subscription Receipts will be offered;

•	conditions to the exchange of Subscription Receipts into Common Shares, Preferred Shares or Warrants, as the case may be, and the consequences of such conditions not being satisfied;
•	the procedures for the exchange of the Subscription Receipts into Common Shares, Preferred Shares or Warrants;
•	the number of Common Shares, Preferred Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;
•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;
•	the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Preferred Shares or Warrants;
•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;
•	material U.S. and Canadian federal income tax consequences of owning the Subscription Receipts;
•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and
•	any other material terms and conditions of the Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.

DESCRIPTION OF UNITS

The Company may issue Units comprised of one or more of the other Securities described in this prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. A unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe the terms of the Units. The description will include, where applicable:

•	the designation of the Units and of the Securities comprising the Units;
•	the aggregated number of Units offered;
•	the price at which the Units will be offered;
•	the currency or currencies in which the Units will be offered;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;
•	whether the Units and the securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and
•	any other material terms or conditions of the Units.

Unit certificates, if any, will be exchangeable for new Unit certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exchange of their Units, holders of Units will not have any of the rights of holders of the securities subject to the Units.

SELLING SHAREHOLDERS

Up to 2,353,347 Common Shares may be sold under this prospectus by way of secondary offering by or for the account of selling shareholders identified below to whom we issued and sold such Common Shares in a private placement that was completed on June 14, 2021, as required by the registration rights agreement entered into connection with such transaction. For more information, see Item 5.B, “Operating and Financial Review and Prospects—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Related Party Transactions—Investor Rights Agreement; Registration Rights Agreement” in the Annual Report, which is incorporated by reference herein. Except as described herein and the Annual Report, which is incorporated herein by reference, and in the table and accompanying footnotes below, the selling shareholders have not had any material relationship with us or any associate or affiliate of a principal holder of our voting securities within the past three years. In addition, to our knowledge, none of the selling shareholders is a broker-dealer, nor at the time of the acquisition of our Common Shares did any of the selling shareholders have direct or indirect agreements or understandings with any third-party person to distribute any of our Common Shares.

The table below identifies the selling shareholders and provides other information regarding the beneficial ownership of the Common Shares by each of the selling shareholders, which information was provided to us by, or on behalf of, the applicable selling shareholder. Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the Common Shares offered by this prospectus, we cannot determine the number of such Common Shares that will be sold, transferred or otherwise disposed of by the applicable selling shareholder or the amount or percentage of Common Shares that will be held by the selling shareholders upon termination of this offering. See “Plan of Distribution” for more information. For purposes of the table below, we assume that the selling shareholders will sell all of their Common Shares offered by this prospectus.

In the table below, the percentage of Common Shares beneficially owned is based on 17,801,885 Common Shares issued and outstanding as of March 31, 2022, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any Common Shares over which any of the selling shareholders has sole or shared voting power or investment power and also any Common Shares that any of the selling shareholders has the right to acquire within 60 days of such date through the exercise of any options, warrants or other rights. Except as otherwise indicated, we believe that each selling shareholder has sole voting and investment power with respect to all Common Shares shown as beneficially owned by it. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. When we refer to the “selling shareholders” in this prospectus, we mean the selling shareholders listed in the table below, as well as each such selling shareholder’s pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of such selling shareholder’s interest received after the date of this prospectus from such selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

	Common Shares Beneficially Owned Prior to Offering			Number of Common Shares	Common Shares Beneficially Owned After Offering
Selling Shareholder	Number		Percent	Being Offered	Number	Percent
Greybrook Health Inc.(1)	4,727,697	(2)	26.6%	200,000	4,527,697	25.4%
1315 Capital II, L.P(3)	2,294,648		12.9%	303,350	1,991,298	11.2%
MSS GB SPV LP(4)	899,997	(5)	5.1%	899,997	—	—
Marlin Fund, Limited Partnership(6)	386,874		2.2%	143,750	243,124	1.4%
Marlin Fund II, Limited Partnership(6)	286,377		1.6%	106,250	180,127	1.0%
Avenaero Holdings, LLC(7)	400,000		2.2%	400,000	—	—
Steward Capital Holdings, LP(7)	100,000		*	100,000	—	—
BioStar Ventures III-XF, L.P.(8)	200,000		1.1%	200,000	—	—

*	Denotes beneficial ownership of less than 1% of the Company’s outstanding common shares.

(1)       Elias Vamvakas, the chairman of the Board, is the sole director, President, Secretary and an indirect shareholder of Greybrook Capital Inc., the parent company of Greybrook Health Inc. (“Greybrook Health”). Sasha Cucuz, who is also a member of the Board, is the director and president of Greybrook Health.

(2)       Includes 200,000 Common Shares owned by Greybrook Realty Partners Inc. (“Greybrook Realty”), an affiliate of Greybrook Health. In addition, The Vamvakas Family Trust may be deemed a beneficial owner of the Common Shares held by Greybrook Health and Greybrook Realty. The address of each of Greybrook Health and Greybrook Realty  is 890 Yonge Street, 7th Floor, Toronto, Ontario M4W 3P4, and the address of The Vamvakas Family Trust is 800-105 Gordon Baker Road, Toronto, Ontario M2H 3P8.

(3)       Adele C. Oliva, who is a member of the Board, is the founding partner of 1315 Capital II, LP (“1315 Capital”) and may be deemed the beneficial owner of Common Shares held by 1315 Capital. 1315 Capital may be deemed to share beneficial ownership of the Common Shares with 1315 Capital Management II, LLC. The address of each of Adele C. Oliva, 1315 Capital and 1315 Capital Management II, LLC is c/o 1315 Capital II, LP, 2929 Walnut Street, Suite 1240, Philadelphia, PA 19104.

(4)       Robert Higgins, who is a member of the Board, is a cofounder and currently the Managing Director, Investment Professional & General Counsel of Masters Special Situations, LLC, a Georgia limited liability company, which is an affiliate of MSS GB SPV LP (“MSS GB”).

(5)       The power to vote and dispose of these shares is held by Michael W. Masters, Managing Member of the General Partner of MSS GB. Michael W. Masters holds the power to vote and dispose of an aggregate of 1,599,997 Common Shares held by Marlin Fund (as defined in footnote (6) below), Marlin II (as defined in footnote (6) below), and MSS GB, and 26,749 Common Shares held by entities that are not selling shareholders. The address of each of MSS GB, Michael W. Masters, Marlin Fund and Marlin II is 3060 Peachtree Road, NW, Ste 1425, Atlanta, GA, 30305.

(6)       The power to vote and dispose of these shares is held by Michael W. Masters, Managing Member of the General Partner of Marlin Fund, Limited Partnership (“Marlin Fund”) and Marlin Fund II, Limited Partnership (“Marlin II”). Michael W. Masters holds the power to vote and dispose of an aggregate of 1,599,997 Common Shares held by Marlin Fund, Marlin II, and MSS GB, and 26,749 Common Shares held by entities that are not selling shareholders. The address of each of MSS GB, Michael W. Masters, Marlin Fund and Marlin II is 3060 Peachtree Road, NW, Ste 1425, Atlanta, GA, 30305.

(7)       Avenaero Capital, LLC may be deemed the ultimate beneficial owner of Common Shares directly held by Avenaero Holdings, LLC (“Avenaero”). Avenaero Capital, LLC, is owned 50% by Ventaero Capital, LLC (Gerald B. Hindy is the sole member) and 50% by 2020 Acquisitions, LLC (Bob Smith is the sole member). Steward Capital Management, LLC may be deemed the ultimate beneficial owner of Common Shares directly held by Steward Capital Holdings, LP (“Steward”). The members of Steward Capital Management, LLC consist of three or more unrelated non-profit organizations, none of which is individually a beneficial owner of the Common Shares held by the selling shareholder. All investment control and voting rights over Common Shares held by Steward Capital Holdings, LP are held by its Executive Team, which consists of more than three individuals, none of whom is individually a beneficial owner. The address of Avenaero Capital, LLC and Avenaero is 2126 N. Rocky Top Road, Battlefield, Missouri 65619. The address of Steward Capital Management, LLC and Steward is 3900 S. Overland Avenue, Springfield, Missouri 65807.

(8)       The power to vote and dispose of these shares is held by BioStar Ventures III-XF, LLC. BioStar Ventures III-XF, LLC is the general partner of BioStar Ventures III-XF, L.P. and BioStar Ventures III-XF, LLC exercises voting and investment power through a group of managers comprised of Louis Cannon, M.D., Michael Fulton, M.D. and Renee Masi, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares held by BioStar Ventures III-XF, L.P. The address of the selling shareholder and each of BioStar Ventures III-XF, LLC, Louis Cannon, M.D., Michael Fulton, M.D. and Renee Masi is c/o BioStar Ventures III-XF, L.P., 206 Bridge Street. Charlevoix, Michigan 49720.

PLAN OF DISTRIBUTION

The Company and the selling shareholders may from time to time offer for sale up to an aggregate of US$150,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in Securities hereunder, including resales of up to 2,353,347 Common Shares as described in “Selling Shareholders”. Accordingly, the aggregate amount of Securities that we may offer in primary offerings under this prospectus is limited to US$142,516,356.54, after subtracting the registered amount of Common Shares that may be resold by the selling shareholders.

The Company and the selling shareholders may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company or any selling shareholder in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the selling shareholders, if any, the initial issue price, the proceeds that the Company or the selling shareholder, as applicable, will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market” offerings, including sales made directly on the TSX, NASDAQ or other existing trading markets for the Common Shares. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company, any selling shareholder or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian and/or U.S. securities laws and any such compensation received by them from the Company or any selling shareholder and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

In connection with any offering of Securities, except as otherwise set out in a prospectus supplement relating to a particular offering of Securities and other than in relation to an “at-the-market” offering, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company and/or any selling shareholder, to indemnification by the Company and/or any selling shareholder against certain liabilities, including liabilities under Canadian and/or U.S. securities laws, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices and the liquidity of such Securities.

This prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain material Canadian federal income tax consequences to an investor of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable prospectus supplement may also describe certain material United States federal income tax considerations generally applicable to an investment in any Securities offered thereunder.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Torys LLP, New York, New York and Toronto, Canada.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus by reference to the Annual Report have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the Registration Statement, all of which have been or will be paid by the Company (other than certain offering expenses that may be borne by selling shareholders in connection with a secondary offering).

SEC registration fee	US$	13,905*
Blue sky fees and expenses		**
Nasdaq and TSX listing fees		**
Transfer agent fees		**
Printing costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	US$	**

*	Previously paid.

**	To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into the Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC the Registration Statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information contained in the Registration Statement. For further information regarding us and the Securities covered by this prospectus, you may desire to review the full Registration Statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Registration Statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.greenbrooktms.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference into this prospectus the document listed below:

(a)	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 31, 2022.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the termination of the offering of the Securities covered by this prospectus, are hereby incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Greenbrook TMS Inc.
890 Yonge Street, 7th Floor

Toronto, Ontario, Canada M4W 3P4
(416) 915-9100

2,828,249 of Common Shares

PROSPECTUS

February 23, 2024